UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                            SCHEDULE 14A INFORMATION
                                 Proxy Statement
                            Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Material
[   ]   Note
[   ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12.

                              HERITAGE MINES, LTD.
                (Name of Registrant as specified in its charter)

Payment of Filing Fee (Check the Appropriate Box):

[ X ]   No Fee Required.

                              HERITAGE MINES, LTD.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            Friday, November 21, 1997

TO THE STOCKHOLDERS OF HERITAGE MINES, LTD.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Heritage Mines, Ltd. (the "Company"), a Colorado corporation, will be held on Friday, November 21, 1997, at 10:00 a.m., local time, at the Marriott Hotel, 900 Newport Center Drive, Newport Beach, California 92660, for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected;

2. To ratify the adoption by the Board of Directors of the Heritage Mines, Ltd., 1997 Stock Option Plan; and

3.      To ratify the appointment of Raimondo, Pettit & Glassman,
CPAs, of Torrance, California, as independent auditors of the Company for the fiscal year ending January 31, 1998;

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on October 13, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such stockholder previously signed and returned a proxy.

By Order of the Board of Directors

Gary S. Joiner
Corporate Secretary

                             THE BOARD OF DIRECTORS

Durango, Colorado
October 27, 1997

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND
THE MEETING, YOU ARE REQUESTED TO COMPLETE AND
PROMPTLY RETURN THE ENCLOSED PROXY IN THE
ENCLOSED ENVELOPE PROVIDED.

                              HERITAGE MINES, LTD.
                           1199 Main Avenue, Suite 221
                             DURANGO, COLORADO 81301
                                 ______________

                            PROXY STATEMENT FOR 1997
                         ANNUAL MEETING OF SHAREHOLDERS
                                 ______________

The enclosed Proxy is solicited on behalf of Heritage Mines, Ltd. (the "Company") for use at the Annual Meeting of Shareholders to be held on FRIDAY, NOVEMBER 21, 1997, at 10:00 A.M. local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual meeting will be held at the Marriott Hotel, 900 Newport Center Drive, Newport Beach, California 92660. The Company's principal executive office is located at 1199 Main Avenue, Suite 221, Durango, CO 81301. The Company's telephone number at that address is (970) 385-0374.

These proxy solicitation materials were mailed on or about October 27, 1997 to all shareholders entitled to vote at the meeting. A copy of the Company's Report on Form 10KSB for its fiscal year ended January 31, 1997 accompanies this Proxy Statement.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

Shareholders of record at the close of business on OCTOBER 13, 1997
(the "Record Date") are entitled to notice of the meeting and to vote at the meeting. As of the Record Date, 6,437,132 shares of the Company's Common Stock were issued and outstanding and entitled to vote at the Annual Meeting. There are no shares of Preferred Stock outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

Every shareholder voting for the election of directors is entitled to one vote for each share held for each of the five directors to be elected. Shareholders do not have the right to cumulate their votes in the election of directors. On all other matters, each share is likewise entitled to one vote on each proposal or item that comes before the meeting.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Company's transfer agent which will serve as the Inspector of Elections (the "Inspector"). The Inspector will also determine whether or not a quorum is present. In general, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Colorado law for approval of proposals presented to shareholders. The
Company's Articles of Incorporation provide that a quorum consists of one-third of shares entitled to vote and present or represented by proxy at the meeting. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not treat abstentions as votes in favor of approving any matter submitted to shareholders for a vote. Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted for the election of directors, for ratification of the appointment of the designated independent auditors, for ratification of adoption of the Heritage Mines, Ltd., 1997 Stock
Option Plan, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Colorado concerning voting of shares and determination of a quorum.

The cost of this solicitation will be borne by the Company.  The
Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers, and employees, without additional compensation, personally or by telephone, letter or facsimile.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

The Company anticipates that the next Annual Meeting of Shareholders will be held in May or June, 1998. Therefore, proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than January 15, 1998, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                            PRINCIPAL SHARE OWNERSHIP

The following table sets forth the beneficial ownership of the Company's Common Stock as of October 13, 1997, by each director, by all directors and officers of the Company as a group, and by all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                                        Shares Beneficially owned
Name                                    Number                  Percent


Peter Wilson
3334 E. Coast Hwy. #412
Corona del Mar, CA 92625                   1,886,836<F1>              29.31%

Heritage Acquisition Corp
3334 E. Coast Highway #412
Corona del Mar, CA 92625                         723,370              11.24%

Douglas Drumwright
39 Harbour Ridge Drive
Newport Beach, CA  92660                          80,943               1.25%

Gregory B. Sparks
420 Blue Ridge
Durango, CO  81301                                   500               0.01%

Gary S. Joiner
898 Rockway Place
Boulder, CO 80303                                 33,025               0.51%

Timothy Sadler
1401 W. 3rd Avenue
Durango, CO  81301                                     0               0.00%

Mark E. Gavard
P. O. Box 1
Forks of Salmon, CA  96031                     1,321,650              20.37%

Mark A. Zane
215 Booker Street
Tonopah, NV  89049                             1,163,466              17.93%

M.K. Bunker
23 Corporate Plaza, Suite 135
Newport Beach, CA  92260                         390,000               6.01%

Telford Walker
17744 Skypark Circle, Ste. 220
Irvine, CA  92714                                445,700               6.37%

All Officers and Directors
as a Group (6 in number)                       3,322,954              51.62%

<F1>Includes 723,370 shares owned by Heritage Acquisition Corp., of which
Mr. Wilson may be deemed to be the beneficial owner, and 1,163,466 shares currently owned by Mark A. Zane, which shares are under contract to be purchased by Heritage Acquisition Corp., and as to which Heritage Acquisition Corp. has voting rights. Mr. Wilson may be deemed to be the beneficial owner of the shares under contract to be purchased by Heritage Acquisition Corp.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and the holders of 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Based on the Company's review of copies of such reports received by it, or written representations from reporting persons, the Company believes that as of October 25, 1997, its officers and directors had filed all required reports. However, Timothy Sadler failed to file an initial report of ownership in a timely manner and such report was not filed until October 25, 1997. The Company believes that this failure to file in a timely manner was inadvertent and has implemented routine procedures designed to periodically remind its officers and directors of the filing requirements.

PROPOSAL ONE

ELECTION OF DIRECTORS

A board of five directors is to be elected at the Annual Meeting of Shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, four of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Shareholders, the proxies will be voted for any nominee who shall be designated by the present
Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.



NAME OF                                 PRINCIPAL                       DIRECTOR
NOMINEE                         AGE     OCCUPATION                      SINCE
Gregory B. Sparks               47      President and CEO of            March, 1997
                                        Heritage Mines, Ltd.

Peter Wilson                    45      Entrepreneur                    March, 1995

Douglas Drumwright              52      Business Consultant             March, 1995

Gary S. Joiner                  47      Attorney                        September, 1997

Robert K. Hanson                57      Investment Banker               -

GREGORY B. SPARKS has been President and Chief Executive Officer of the Company since March, 1997. He is a Registered Professional
Mining Engineer, and has held executive and other senior management positions with companies such as Echo Bay Mines, Standard Metals
Corporation, American Mine Services and Tenneco Minerals/American
Borate. His extensive experience included prospect evaluations, acquisi-tion negotiations, infrastructure establishment, environmental consultations and due diligence reviews of both surface and underground mining of base and precious metals.

DOUGLAS DRUMWRIGHT has served as a Director of the Company since March, 1995, and as Chief Financial Officer since September,
1997. He served as Vice President and Chief Financial Officer of Homestake Mining Company from 1980-1983. Homestake is the largest producer of precious metals in the United States, operating both base and precious metal mining operation domestically and internationally. Homestake is the fifth oldest company on the New York Stock
Exchange. While at Homestake, Mr. Drumwright supervised the placement of substantial equity and pollution control bond financing, as well as the establishment of revolving credit lines in the United States and Europe. During his tenure, the company's shares were split twice and were listed on the London, Zurich and Frankfurt Exchanges. Since leaving Homestake, Mr. Drumwright has been actively engaged as a consultant and principal in various start up and turn around situations. In this connection in the last five years he has served as CEO of numerous public and private companies, including Care Enterprises, Inc.
(NYSE), Tustin, CA; Maxum Health Corp. (NASDAQ), Dallas, TX;
and United Western Medical Centers, Santa Anna, CA.

PETER WILSON became a Director of the Company in March, 1995.
Mr. Wilson has been involved in the founding and management of Molson Development Company, a residential real estate firm, as will as Quicksilver USA, Inc. and Barely Legal, Inc., both of which are major sportswear manufacturers and distributors. In 1989, Mr. Wilson founded Electrosci, Inc., a California corporation that purchased the worldwide patents for an electrolytic process. Mr. Wilson graduated from the University of Southern California with a degree in architecture.

GARY S. JOINER became Secretary and a Director of the Company in September, 1997. He has also served as legal counsel for the Company since its formation. He is an officer, director, and shareholder of Frascona, Joiner & Goodman, P.C., a law firm located in Boulder, Colorado.

ROBERT K. HANSON is currently Chairman of RKH Limited (financial and business consultants) and Senior Vice President and a Director of United Tri-Star Resources, Ltd. From 1993 to 1996, Mr. Hanson was Vice President of Emtech, Ltd. and Executive Director of Marketing for Energy Device Alliance. From 1989 to 1993, Mr. Hanson was a
Director, President and CEO of Battery Technologies, Inc., and a Director of Battery Technologies (International) Limited, Ireland.

Board Meetings and Committees

The Board of Directors held numerous informal and telephonic meetings during the fiscal year ended January 31, 1997 and during the first two
quarters of the fiscal year ending January 31, 1998.   The current Board
of Directors held one (1) formal meeting during the third quarter of the current fiscal year, and has scheduled quarterly meetings for the following year.

The Board of Directors currently has no separate committees.
Accordingly, the entire Board of Directors functions as the Audit
Committee, the Compensation Committee, and the Nominating
Committee for purposes of dealing with issues in those areas. Individual members of the Board of Directors do not participate in discussions and abstain from voting on matters as to which they have potential conflicts of interest.

All of the current directors other than Mark Gavard attended the formal meeting of directors held during the third quarter of the current fiscal year.

Compensation of Directors

On September 26, 1997, the Board approved a cash compensation plan for non-employee directors' attendance at Board meetings. Non-employee directors receive $1,000 for meetings attended in person, but payment of such fees will be waived until the Company has become adequately capitalized. Gary Joiner will receive legal fees of $1,000 per meeting, in lieu of directors fees, during the period of time in which directors fees are being waived.

On September 26, 1997, the Board of Directors approved a plan to grant outside directors (i.e. directors who are non-employees and who are also not substantial shareholders of the Company) options to purchase
160,000 shares.  Such options vest on the following schedule:

10,000 shares upon appointment
20,000 shares vesting at 1st anniversary
25,000 shares vesting at 2nd anniversary
30,000 shares vesting at 3rd anniversary
35,000 shares vesting at 4th anniversary
40,000 shares vesting at 5th anniversary

The options to be granted to outside directors are for a ten-year term at an exercise price of $1.67 per share. Options granted to outside directors may be exercised only while the optionee is serving as a director on the Board, or within 6 months after ceasing to serve as a director as a result of resignation or non-election, and within 12 months after termination by death or disability.

On September 26, 1997, the Board of Directors approved the granting of options on the foregoing basis to Mr. Drumwright and Mr. Joiner, the two current outside directors.

Gregory B. Sparks, the President and CEO, who is also a director of the Company, and Timothy Sadler, the Vice President of Operations, were also granted Statutory Stock Options on September 26, 1997 in conjunction with approval of their employment contracts with the Company. The terms of such options are described below (See
Compensation of Executive Officers - Employment Contracts).

All previously outstanding stock options granted under the Company's 1996 Stock Option Plan were cancelled as a result of the adoption of the 1997 Stock Option Plan and the granting of options thereunder.

Vote required; Recommendation of the Board of Directors

With respect to the election of directors, the five candidates receiving the highest number of "for" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors, and a broker non-vote will not be treated as voting in person or by proxy on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE NOMINEES SET FORTH HEREIN.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Cash and Other Compensation

The following table sets forth the compensation provided by the Company to James Stout, the Company's President and Chief Executive Officer, for services rendered in all capacities to the Company during the fiscal years ended January 31, 1997 and 1996. No other executive officer received compensation in excess of $100,000 for services rendered in all capacities to the Company during the fiscal years ended January 31, 1997 and 1996.

                        Fiscal
Name                    Year            Salary

James D. Stout                  1997            $95,000 <F1>
                                1996            $50,000 <F2>

<F1>  $75,000 was paid in cash and $20,000 was contributed to capital during the year ended January 31, 1997.

<F2>  $20,000 was paid in cash. $30,000 in accrued compensation at January
31, 1996 was contributed to capital during the year ended January 31, 1997.

Employment Contracts.           On March 13, 1997, effective as of March
1, 1997, the Company entered into an employment agreement with Gregory B. Sparks, its new President and Chief Executive Officer for a term expiring December 31, 1997. Such contract was reaffirmed by the Board of Directors on September 26, 1997. It provides for a base salary of $180,000 per year, with 5% annual increases at each anniversary date, and an annual discretionary bonus payable in January of each year, in an amount to be determined by the Board of Directors. The contract is for three years, with two one-year extension options, and includes an acceleration clause, making the full amount of the contract due and payable in full, in the event of the sale or takeover of the Company. The contract also provides for the grant of options to purchase up to 360,000 shares of Common Stock vesting on the following schedule:

60,000 vesting at hire date (i.e. March 1, 1997)
60,000 vesting at 1st anniversary
60,000 shares vesting at 2nd anniversary
60,000 shares vesting at 3rd anniversary
60,000 shares vesting at 4th anniversary
60,000 shares vesting at 5th anniversary

On September 26, 1997, the Board of Directors approved an employment contract with Timothy Sadler, as Vice President of Operations. The contract provides for a base salary of $80,000 per year from the effective date (e.g. May 1, 1997) until receipt by the Company of not less than $2.5 million in additional equity capital. At that time, the base salary is to increase to $100,000 per year, with an annual increase of 5% at each anniversary date, and the Company will provide reimbursement for relocation expenses in an amount not to exceed
$10,000. The contract also provides for an annual discretionary bonus payable in January of each year, in an amount to be proposed by the President and approved by the Board of Directors. The contract is for three years, with two one-year extension options, and includes an acceleration clause, making the full amount of the contract due and payable in full, in the event of the sale or takeover of the Company. The contract also provides for the grant of options to purchase up to 195,000 shares of Common Stock vesting on the following schedule:

20,000 vesting at hire date (i.e. May 1, 1997)
25,000 vesting at 1st anniversary
30,000 shares vesting at 2nd anniversary
35,000 shares vesting at 3rd anniversary
40,000 shares vesting at 4th anniversary
45,000 shares vesting at 5th anniversary

The options granted to Mr. Sparks and Mr. Sadler are for a ten-year term at an exercise price of $1.67 (determined to be equal to 100% of the fair market value as of the date of grant). Such options may be exercised only while the optionee is serving as an officer of the Company, or within 6 months after his resignation or dismissal, and within 12 months after termination by death or disability.

PROPOSAL TWO

APPROVAL OF ADOPTION OF 1997 STOCK OPTION PLAN

The 1997 Stock Option Plan adopted by the Board of Directors on September 26, 1997, is intended to provide an incentive to executive officers, directors, and key employees of the Company to attract them to consider employment with the Company, to encourage their continued employment, to encourage their continued employment, and to encourage them to provide their best efforts to the Company for purposes of enhancing Shareholder value.

The plan adopted by the Board of Directors reserves a total of up to 1,500,000 shares for issuance of options to eligible persons in the form of either incentive stock options or non-statutory options. The exercise price of any incentive stock options must generally be not less than 100% of the fair market value of the stock on the date of grant of the option, and the exercise price of non-statutory options must be not less than 85% of the fair market value of the stock on the date of the grant of the option. The aggregate fair market value of the stock options exercisable by any optionee during any particular calendar year may not exceed $100,000.

Options granted under the plan are not assignable or transferable, and generally may not be exercised more than ten years after the date of their grant. In addition, such options may be exercised for a limited period of time following either the voluntary termination of employment of the optionee, or the involuntary termination of employment as a result of death, disability or retirement.

Persons who own more than 10% of the outstanding stock of the Company are not eligible to receive incentive stock options under the plan unless the exercise price is at least 110% of the fair market value of the stock on the date of grant of the options, and such options are not exercisable for a period of more than five years after the date of the grant.

As previously described in this Proxy Statement, on September 26, 1997, the Board of Directors granted options for the total of 1,230,000 shares to the Company's two current outside directors and to two of its two current executive officers. The options granted as summarized as follows:

                                Options         Exercise or     Expiration
Name                            Granted         Base Price      Date
Gregory B. Sparks               360,000         $1.67           9/26/07
Timothy Sadler                  195,000         $1.67           9/26/07
Douglas Drumwright              160,000         $1.67           9/26/07
Gary S. Joiner                  160,000         $1.67           9/26/07


Vote Required; Recommendation of the Board of Directors

Approval of the adoption of the 1997 Stock Option Plan will require the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event the shareholders do not approve adoption of the 1997 Stock Option Plan, the plan will be reconsidered by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE "FOR" APPROVAL OF ADOPTION OF THE 1997 STOCK
OPTION PLAN.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT
AUDITORS

The Board of Directors has selected Raimondo, Pettit & Glassman, independent auditors, to audit the financial statements of the Company for the fiscal year ending January 31, 1998. Raimondo, Pettit and Glassman has audited the Company's financial statements for each of the two previous fiscal years. A representative of Raimondo, Pettit & Glassman is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Vote Required; Recommendation of the Board of Directors

The Board of Directors has conditioned its appointment of the Company's independent auditors upon receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event the shareholders do not approve the selection of Raimondo, Pettit & Glassman, the appointment of the independent auditors will be reconsidered by the Board of Directors.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE "FOR" THIS PROPOSAL.


OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting.
If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Company may recommend.

THE BOARD OF DIRECTORS
Durango, Colorado
October 27, 1997